EXHIBIT 23.1


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement on Form S-8 dated April 29, 2005 pertaining to the 1993 Non-Employee Directors' Stock Option Plan of Placer Dome Inc. of our report dated February 23, 2005, with respect to the consolidated financial statements of Placer Dome Inc. prepared in accordance with United States generally accepted accounting principles included in its Annual Report (Form 40-F) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.


Vancouver, Canada,                               /s/ Ernst & Young LLP
April 29, 2005                                   Chartered Accountants